EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-162292 on Form S-1 of our report dated March 2, 2009 (October 2, 2009 as to Note 14 and the effects of adoption of SFAS 160 as discussed in Note 1 and October 29, 2009 as to Note 16) relating to the financial statements and financial statement schedule of West Corporation (which report expresses an unqualified opinion on those financial statements and financial statement schedule and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51 and adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 effective January 1, 2007), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

Omaha, Nebraska

November 5, 2009